JOHN HANCOCK INVESTMENT TRUST

                      John Hancock Sovereign Investors Fund


                            Amendment of Section 5.11
                                       and
                           Abolition of Class Y Shares
                            of Beneficial Interest of
                      John Hancock Sovereign Investors Fund
                    a Series of John Hancock Investment Trust


                           Abolition of Class Y Shares
                           ---------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), on behalf of its series John Hancock Sovereign Investors Fund (the "Fund"), do hereby abolish the class of shares of beneficial interest of the Fund previously established and designated as "Class Y Shares" and in connection therewith do hereby extinguish all rights and preferences of such Class Y Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Class Y shares of the Fund is effective February 28, 2001.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby amend
Section 5.11, effective February 28, 2001, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Large Cap Value Fund, which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares;
                  John  Hancock   Balanced  Fund  and  John  Hancock   Sovereign
                  Investors Fund, each of which consists of Class A Shares, Class B Shares, and Class C Shares (the "Existing Series").
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         Capitalized  terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 27th day of February 2001.

/s/Stephen L. Brown                                     /s/Charles L. Ladner
--------------------                                    --------------------
Stephen L. Brown                                        Charles L. Ladner

/s/James F. Carlin                                      /s/Steven R. Pruchansky
-------------------                                     -----------------------
James F. Carlin                                         Steven R. Pruchansky

/s/William H. Cunningham                                /s/Norman H. Smith
-------------------------                               ------------------
William H. Cunningham                                   Norman H. Smith

/s/Ronald R. Dion                                       /s/John P. Toolan
------------------                                      -----------------
Ronald R. Dion                                          John P. Toolan

/s/Maureen R. Ford
------------------
Maureen R. Ford


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.